Exhibit 10.1

AMENDMENT NO. 1 TO
ASSET PURCHASE AGREEMENT
This AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT, dated as of October 31, 2013 (this “Amendment”), between Press-Enterprise Company, a Delaware corporation (the “Seller”), AHC California Properties, LLC, a Delaware limited liability company (“AHC California”), and A. H. Belo Management Services Inc., a Delaware corporation (“AHBMS” and, together with AHC California, the “Affiliated Sellers”), on the one hand, and Freedom Communications Holdings, Inc., a Delaware corporation (the “Buyer”), on the other hand.
RECITALS
A.The Seller, the Affiliated Sellers and the Buyer entered into that certain Asset Purchase Agreement, dated October 9, 2013 (the “Agreement”; capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Agreement).
B.Pursuant to the terms and conditions of this Amendment, the parties to the Agreement desire to amend the Agreement to provide for certain changes to the terms and conditions thereof.
C.Pursuant to Section 10.2 of the Agreement, the Agreement may be amended by the parties thereto by an instrument in writing specifically designated as an amendment to the Agreement, signed on behalf of each party to the Agreement.
D.Concurrently herewith, the Buyer has paid to the Seller, by wire transfer to a bank account designated in writing by the Seller, an amount equal to $1,000,000.00 (the “Deposit”), in immediately available funds in United States dollars.
AGREEMENT
In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:
Section 1Deposit. The Seller and the Buyer agree that the Buyer has paid the Deposit to the Seller in full exclusively as consideration for the covenants and agreements contained herein, and the Buyer shall not be entitled to any refund or credit for the Deposit, except as expressly provided herein.
Section 2    Amendments to the Agreement. Notwithstanding any provision of the Agreement, the Agreement is hereby amended as follows:
(a)    Consideration. In the event that the Closing occurs on or prior to November 15, 2013 (the “Amended Termination Date”), the amount payable by the Buyer to the Seller pursuant to Section 2.6 of the Agreement shall be reduced by the amount of the Deposit.
(b)    Closing Certificate. The duly executed certificate of an executive officer of the Seller certifying the fulfillment of the conditions set forth in Section 7.3(a) of the

Exhibit 10.1

Agreement to be delivered to the Buyer pursuant to Section 2.7(b)(xiv) of the Agreement shall be dated as of October 22, 2013 (the “Risk of Loss Date”).
(c)    Representations and Warranties of the Buyer. A new Section 4.8 is hereby added to the Agreement as follows:
“Section 4.8    Additional Financial Representations.
(a)    At the Closing, the Buyer has sufficient capital to fund the total consideration contemplated to be paid hereunder and to satisfy all liabilities of the Buyer when those liabilities become due (including the Assumed Liabilities). As of the Closing, the Buyer shall have taken all measures necessary to ensure that the Buyer will have sufficient cash on hand to pay the total consideration contemplated to be paid hereunder. In addition, as of the Closing, the Buyer shall have taken all measures necessary, including, without limitation, obtaining additional capital contributions, to ensure that, after giving effect to the Transactions, including the payment of the Purchase Price and the satisfaction of all liabilities of the Buyer (including the Assumed Liabilities) when those liabilities become due, the Buyer will be Solvent.
(b)    For purposes of this Agreement, “Solvent” when used with respect to the Buyer, means that, as of any date of determination (i) the amount of the Present Fair Salable Value of its assets will, as of such date, exceed all of its liabilities, contingent or otherwise, as of such date, (ii) the Buyer will not have, as of such date, an unreasonably small amount of capital for the business in which it is engaged or will be engaged and (iii) the Buyer will be able to pay its debts as they become absolute and mature, taking into account the timing of and amounts of cash to be received by it and the timing of and amounts of cash to be payable on or in respect of its indebtedness, in each case after giving effect to the Transactions. For purposes of the definition of “Solvent,” (i) “debt” means liability on a “claim” and (ii) “claim” means (A) any right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (B) the right to an equitable remedy for breach on performance if such breach gives rise to a right to payment, whether or not such equitable remedy is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured.
(c)    “Present Fair Saleable Value” means the amount that may be realized if the aggregate assets of the Buyer (including goodwill) are sold as an entirety with reasonable promptness in an arms-length transaction under present conditions for the sale of comparable business enterprises.
(d)    None of the consideration contemplated to be paid hereunder shall be paid from the Merger Agreement Funds. “Merger Agreement Funds” means any “Released Holdback Amount” as defined in that certain

Exhibit 10.1

Agreement and Plan of Merger dated as of June 9, 2012 pursuant to which 2100 Trust, LLC acquired the Buyer, which is the subject of that certain Verified Complaint, filed on October 25, 2013 in the Court of Chancery of the State of Delaware, on behalf of Angelo, Gordon Management, LLC, in its capacity as Stockholder Representative, as plaintiff, against 2100 Trust, LLC, as defendant.
(d)    Exclusivity. Section 5.10 of the Agreement is amended and restated in its entirety as follows:
“Section 5.10    Exclusivity. The Seller and the Affiliated Sellers agree that between the date of this Agreement and the earlier of the Closing and the termination of this Agreement, the Seller and the Affiliated Sellers shall not enter into any legally binding agreement with any Person other than the Seller pursuant to which such Person would, directly or indirectly, acquire or purchase all or any portion of the Business or the Transferred Assets (an “Alternative Transaction”), whether effected by sale of assets, sale of stock, merger or otherwise, other than inventory to be sold in the ordinary course of business consistent with past practice of the Business, that would materially impair the ability of the Seller or any Affiliated Seller to consummate the Transactions. For the avoidance of doubt, subject to the Confidentiality Agreements, the Seller and the Affiliated Sellers shall not be limited or restricted in their ability to solicit, initiate, consider, encourage, discuss, negotiate or furnish information with respect to other proposals or offers from any Person relating to an Alternative Transaction so long as (a) each third party is notified in writing of the Seller's exclusive commitment to close the transaction with the Buyer unless this Agreement is terminated and (b) each third party acknowledges in writing or by signature of a notice provided by the Seller that such third party will not directly or indirectly interfere with the Closing of the Transactions under this Agreement prior to the Termination Date (as amended).”
(e)    Conditions to Obligations of the Buyer. All of the conditions to the obligations of the Buyer to consummate the Transactions set forth in Section 7.1 and 7.3 of the Agreement shall be deemed fulfilled from October 15, 2013 until the earlier of the Closing and the termination of the Agreement.
(f)    Survival of Representations, Warranties and Covenants. For purposes of Section 8.1 of the Agreement, any reference to the Closing Date shall be deemed to be a reference to the Risk of Loss Date.
(g)    Termination. The Buyer may not terminate the Agreement. The Seller may not terminate the Agreement, unless the Closing shall not have occurred by the Amended Termination Date, in which case the Seller may terminate the Agreement at any time.
(h)    Termination Date. The Termination Date shall be amended to be the Amended Termination Date.

Exhibit 10.1

Section 3    Effect of Amendment. This Amendment shall only become effective upon receipt by the Seller of the Deposit. Except as amended as set forth above, the Agreement shall continue in full force and effect.
Section 4    Amendment and Modification. This Amendment may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party.
Section 5    Interpretation. The headings contained in this Amendment are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment. All words used in this Amendment will be construed to be of such gender or number as the circumstances require.
Section 6    Governing Law. This Amendment and all disputes or controversies arising out of or relating to this Amendment or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of California.
Section 7    Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Amendment shall be subject to Section 10.9 (Submission to Jurisdiction) of the Agreement.
Section 8    Successors and Assigns. This Amendment will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.
Section 9    Counterparts; Electronic Signatures. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. A facsimile, PDF or other electronic signature of this Amendment shall be valid and have the same force and effect as a manually signed original.
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Exhibit 10.1

IN WITNESS WHEREOF, the Seller and the Affiliated Sellers and the Buyer have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.
PRESS-ENTERPRISE COMPANY,
a Delaware corporation

By: /s/ Alison K. Engel
Name: Alison Engel
Title: Treasurer and Assistant Secretary
AHC CALIFORNIA PROPERTIES, LLC,
a Delaware limited liability company
By: /s/ Alison K. Engel
Name: Alison Engel
Title: Treasurer and Assistant Secretary
A. H. BELO MANAGEMENT SERVICES, INC.,
a Delaware corporation
By: /s/ Alison K. Engel
Name: Alison Engel
Title: Treasurer and Assistant Secretary

SIGNATURE PAGES TO AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

FREEDOM COMMUNICATIONS HOLDINGS, INC.,
a Delaware corporation

By: /s/ Aaron Kushner Name: Aaron Kushner
Title: CEO

SIGNATURE PAGES TO AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT